EXHIBIT 5.1
                                                                     -----------
                                October 30, 1996

UOL Publishing, Inc.
105 W. Broad Street
Suite 301
Falls Church, VA 22046

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 (File No. 333-12135) filed by you with the Securities and Exchange Commission on September 17, 1996 and amended on October 30, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,534,100 shares of your Common Stock (the "Shares") including an over-allotment option granted to the Underwriters to purchase 200,100 shares. We understand that the Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares when issued and sold in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospesctus constituting a part thereof, and any amendments thereto.


                                         Very truly yours,


                                         Wyrick, Robbins, Yates & Ponton L.L.P.